YANEX GROUP, INC.

Pro-Forma Consolidated Financial Statements

For the period ended March 31, 2016

(unaudited – prepared by management)

Pro-Forma Balance Sheets as of March 31, 2016

2

Pro-Forma Statements of Operations for the twelve months ended March 31, 2016

3

Notes to the Pro-Forma Financial Statements

4

YANEX GROUP, INC.

Pro-Forma Balance Sheets

(unaudited)

	Yanex Group, Inc. as at February 29, 2016 $	Proto-Script Pharmaceuticals Corp. as at March 31, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $
			(Note 3)
ASSETS

Cash	40	21,776	(40)	21,776
Accounts receivable	–	284,649		284,649
Other current assets	–	867	–	867

Total current assets	40	307,292	(40)	307,292

Non-current assets

Property and equipment	–	14,272	–	14,272

Total Assets	40	321,564	(40)	321,564

LIABILITIES

Current Liabilities

Bank overdraft	–	45,308	–	45,308
Accounts payable and accrued liabilities	23.552	11,395	(23,552)	11,395
Payroll liabilities	–	12,249	–	12,249
Due to related parties	32,900	–	(32,900)	–
Other payables	–	75,826	–	75,826

Total Liabilities	56,452	144,778	(56,452)	144,778

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock, 75,000,000 authorized common shares with a par value of $0.001 per share	3,048	1	29,999	33,048

Additional paid-in capital	106,251	(1)	(139,298)	(33,048)

Retained earnings (accumulated deficit)	(165,711)	176,786	165,711	176,786

Total Stockholders’ Equity (Deficit)	(56,412)	176,786	56,412	176,786

Total Liabilities and Stockholders’ Equity (Deficit)	40	321,564	(40)	321,564

YANEX GROUP, INC.

Pro-Forma Statements of Operations

For the Twelve Months Ended February 29, 2016 and March 31, 2016

(Expressed in US dollars)

(unaudited)

	Yanex Group, Inc. for the twelve months ended February 29, 2016 $	Proto-Script Pharmaceuticals Corp for the twelve months ended March 31, 2016 $	Pro-Forma Adjustments $	Pro-Forma Consolidated $

Revenues	–	912,903	–	912,903

Cost of Goods Sold	–	112,488	–	112,488

Gross Profit	–	800,415	–	800,415

Operating Expenses

Professional Fees	12,801	–	–	12,801
Selling, General, and Administrative Fees	–	791,339	–	791,339
Transfer Agent and Filing Fees	8,977	–	–	8,977

Total Operating Expenses	21,778	791,339	–	813,117

Other income

Other income	–	1,437	–	1,437

Net Income (Loss)	(21,778)	10,513	–	(11,265)
Pro Forma Loss Per Share (Note 5)

YANEX GROUP, INC.

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

1.

Basis of Presentation

On June 29, 2016, Yanex Group, Inc. (“Yanex” or the “Company”) entered into a share exchange agreement with Proto-Script Pharmaceuticals, Corp. (“PSPC”), a private corporation formed under the laws of the State of California on June 27, 2001 and currently operating as ‘PSP Homecare’.  Under the terms of the agreement, Yanex acquired 100% of the issued and outstanding membership interests of PSPC in exchange for 30,000,000 restricted common shares of the Company.  As a result of the transaction, the Company has 33,048,000 issued and outstanding common shares, of which the shareholders of PSPC holds 30,000,000 common shares or 90.8% of the issued and common shares of the Company, resulting in a reverse merger whereby PSPC is considered the accounting acquirer.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in US dollars.  These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of Yanex.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited interim balance sheet of Yanex as of February 29, 2016 and PSPC as of March 31, 2016, which represents the most current financial information available for either company and giving effect to the transaction as if it occurred on the date of the share exchange agreement on the basis that there have been no material modifications in either company’s financial position from the most current reporting date to the date of the share exchange agreement; and

(b) an unaudited pro forma statement of operations combining the unaudited interim statement of operations of Yanex for the twelve month period ended February 29, 2016 and PSPC for the twelve month period ended March 31, 2016, giving effect to the transaction as if it occurred on the date of the share exchange agreement.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Yanex for the year ended May 31, 2015. Based on the review of the accounting policies of Yanex and PSPC, there are no material accounting differences between the accounting policies of the companies. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of Yanex.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with Yanex’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Yanex which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The pro forma adjustments and allocations of the purchase price for PSPC are based in part on provisional estimates of the fair value of the assets acquired and liabilities assumed. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma consolidated financial statements.

YANEX GROUP, INC.

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

2.

Share Exchange Agreement between Yanex and PSPC

On June 29, 2016, the Company entered into a share exchange agreement with PSPC for all of the issued and outstanding common shares of PSPC.

Pursuant to the agreement, Yanex acquired all of the outstanding common shares of in exchange for 30,000,000 common shares of the Company.  The shareholders of PSPC will control approximately 90.8% of the issued and outstanding common shares of Yanex, resulting in a change in control.  The transaction was accounted for as a reverse recapitalization transaction, given the fact that the Company held no net monetary assets at the date of the merger transaction.  As PSPC is deemed to be the purchaser for accounting purposes under recapitalization accounting, these pro forma financial statements are presented as a continuation of PSPC.  The equity of PSPC is presented as the equity of the combined company and the capital stock account of PSPC is adjusted to reflect the par value of the outstanding and issued common stock of the legal acquirer (Yanex) after giving effect to the number of shares issued in the share exchange agreement.

3.

Pro Forma Assumptions and Adjustments

The unaudited pro-forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)

For purposes of these pro-forma consolidated financial statements, it is assumed that all shareholders of PSPC exchanged their common shares for 30,000,000 common shares of Yanex, at a rate of 30 common shares of Yanex per common share of PSPC.

(b)

The cash assets and liabilities of Yanex are not to be assumed by PSPC.

4.

Pro-Forma Common Shares

Pro-forma common shares as at March 31, 2016 have been determined as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of Yanex	3,048,000	3,048	106,251
Issued and outstanding common shares of PSPC	100,000	1	(1)
Eliminate issued and outstanding common shares of PSPC	(100,000)	(1)	1
Issuance of common shares for acquisition	30,000,000	30,000	(139,299)

Pro-forma balance, March 31, 2016	33,048,000	33,048	(33,048)

YANEX GROUP, INC.

Notes to the Pro-Forma Consolidated Financial Statements

(unaudited)

5.

Pro-Forma Loss Per Share

Pro-forma basic and diluted loss per share for the twelve months ended March 31, 2016 have been calculated based on the weighted average number of Yanex common shares outstanding plus the common shares issued for the acquisition of PSPC.

Twelve months ended March 31, 2016

Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to stockholders	$ (11,265)

Denominator:
Weighted average issued and outstanding common shares of Yanex	3,048,000
Common shares issued for acquisition of PSPC	30,000,000
Pro forma weighted average shares outstanding	33,048,000

Basic and diluted pro forma loss per share	(0.00)